   As filed with the Securities and Exchange Commission on October 24, 2003.

                                                      Registration No. 333-70599
--------------------------------------------------------------------------------


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              CHECKFREE CORPORATION
             (Exact name of Registrant as specified in its charter)

            Delaware                                           58-2360335
 (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                       (Address of Registrant's principal
                      executive offices including zip code)


                              CHECKFREE CORPORATION
                           THIRD AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 David E. Mangum
              Executive Vice President and Chief Financial Officer
                              CheckFree Corporation
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (678) 375-3000
            (Name, address and telephone number of agent for service)

                          Copies of Correspondence to:
                             Robert J. Tannous, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215

                              EXPLANATORY STATEMENT

         A total of 12,000,000 shares of common stock of CheckFree Corporation were registered in connection with the CheckFree Corporation 1995 Stock Option Plan, as amended (the "1995 Stock Plan") by four separate registration statements on Form S-8 as follows:

   - 2,630,700 shares were registered by a registration statement on Form S-8, filed October 20, 1995, File No. 33-98466;
   - 2,369,300 shares were registered by a registration statement on Form S-8, filed February 14, 1997, File No. 333-21799;
   - 3,000,000 shares were registered by a registration statement on Form S-8, filed January 14, 1999, File No. 333-70599 (the "1999 Form S-8");
         and
   - 4,000,000 shares were registered by a registration statement on Form S-8, filed November 20, 2000, File No. 333-50322 (the "2000 Form S-8").

         On November 6, 2002, the stockholders of CheckFree Corporation approved the CheckFree Corporation 2002 Stock Incentive Plan (the "2002 Stock Plan"), which replaces the 1995 Stock Option Plan. At that time, of the 12,000,000 shares registered in connection with the 1995 Stock Plan, 2,407,127 shares had not been issued and were not subject to issuance upon the exercise of outstanding options granted under the 1995 Stock Plan.

         On November 18, 2002, CheckFree Corporation filed Post-Effective Amendment No. 1 to the 2000 Form S-8 to carry forward 2,407,127 shares to the Form S-8 filed on November 18, 2002, in connection with the 2002 Stock Plan.

         As of September 30, 2003, at least another 2,605,091 shares (in addition to the 2,407,127 shares carried forward on November 18, 2002) out of the 12,000,000 shares registered in connection with the 1995 Stock Plan had not been issued and were not subject to the issuance upon the exercise of outstanding options granted under the 1995 Stock Plan.

         Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 123-124 of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations, dated July 1997 (see G. Securities Act Forms, number 89), 1,012,218 shares of CheckFree Corporation common stock registered on the 1999 Form S-8 are carried forward to, and deemed covered by, the registration statement on Form S-8 filed on or about the same date hereof in connection with the 2002 Stock Plan (the "2003 Form S-8"). In addition, 1,592,873 shares of CheckFree Corporation Common Stock registered on the 2000 Form S-8 will be carried forward to, and deemed covered by, the 2003 Form S-8, by a Post-Effective Amendment to the 2000 Form S-8 filed on or about the same date hereof.

         In addition to the 2,605,091 shares being carried forward to the 2003 Form S-8 on or about the date hereof, approximately 4,661,112 shares registered in connection with the 1995 Stock Plan have not been issued but may be issued upon the exercise of outstanding options granted under the 1995 Stock Plan. In the event any of those shares are not issued in connection with the 1995 Stock Plan, such as when a currently outstanding option granted under the 1995 Stock Plan is cancelled without being exercised, CheckFree Corporation intends to periodically file additional post effective amendments to the 1999 Form S-8 carrying forward up to 987,782 shares for issuance in connection with the 2002 Stock Plan. If 987,782 additional shares are carried forward in the future, this would bring the total number of shares available under the 2002 Stock Plan to the 6,000,000 shares approved by CheckFree's Stockholders.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on October 23, 2003.

                                CHECKFREE CORPORATION

                                By:  /s/ David E. Mangum
                                    -------------------------------------------
                                     David E. Mangum, Executive Vice President
                                     and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated:


     NAME                                        TITLE                                                DATE
     ----                                        -----                                                ----

       *                          Chairman of the Board of Directors and                        October 23, 2003
----------------------------      Chief Executive Officer
   Peter J. Kight                 (Principal Executive Officer)

   /s/ David E. Mangum            Executive Vice President and Chief Financial Officer          October 23, 2003
----------------------------      (Principal Financial Officer)
   David E. Mangum
       *                          Vice President, Controller and                                October 23, 2003
----------------------------      Chief Accounting Officer
   John J. Browne, Jr.            (Principal Accounting Officer)

       *                          Director                                                      October 23, 2003
----------------------------
   William P. Boardman

       *                          Director                                                      October 23, 2003
----------------------------
   James D. Dixon

       *                          Director                                                      October 23, 2003
----------------------------
   Henry C. Duques

       *                          Director                                                      October 23, 2003
----------------------------
   Mark A. Johnson

       *                          Director                                                      October 23, 2003
----------------------------
   Lewis C. Levin

       *                          Director                                                      October 23, 2003
----------------------------
   Eugene F. Quinn

       *                          Director                                                      October 23, 2003
----------------------------
   Jeffrey M. Wilkins


*By  /s/ Curtis A. Loveland
   -----------------------------------------------
    Curtis A. Loveland, Attorney-in-fact

                           REGISTRATION NO. 333-70599




                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                              CHECKFREE CORPORATION



                                    EXHIBITS

                                  EXHIBIT INDEX



      Exhibit                                  Exhibit
      Number                                 Description
      ------                                 -----------

       4(a) CheckFree Corporation 1995 Stock Option Plan (Exhibit 10(a) to Form S-1 Registration Statement, dated August 14, 1995 (File No. 033-95738), and incorporated herein by reference).

       4(b) CheckFree Corporation Amended and Restated 1995 Stock Option Plan (Exhibit 10(jjj) to Form S-4 Registration Statement, dated October 31, 1996 (File No. 333-15247), and incorporated herein by reference).

       4(c) CheckFree Corporation Second Amended and Restated 1995 Stock Option Plan (Exhibit 4(a) to Form S-8 Registration Statement, dated January 14, 1999 (File No. 333-70599), and incorporated herein by reference).

       4(d) CheckFree Corporation Third Amended and Restated 1995 Stock Option Plan (Exhibit 4(d) to Form S-8 Registration Statement, dated November 20, 2000 (File No. 333-50322), and incorporated herein by reference).

       4(e) Amended and Restated Certificate of Incorporation of CheckFree Corporation (Exhibit 4(e) to Form S-8 Registration Statement, dated November 20, 2000 (File No. 333-50322), and incorporated herein by reference).

       4(f) By-Laws of the Company (Exhibit 3(b) to the Current Report on Form 8-K, dated December 22, 1997, filed with the Securities and Exchange Commission on December 30, 1997, and incorporated herein by reference).

       5 Opinion of Porter, Wright, Morris & Arthur LLP regarding legality (Exhibit 5 to Form S-8 Registration Statement, dated January 14, 1999 (File No. 333-70599), and incorporated herein by reference).

       23(a) Consent of Porter, Wright Morris & Arthur LLP (Included in Exhibit 5 to Form S-8 Registration Statement, dated January 14, 1999 (File No. 333-70599), and incorporated herein by reference).

       23(b)      *        Consent of Deloitte & Touche LLP.

       24(a) Power of Attorney (Exhibit 24 to Form S-8 Registration Statement, dated January 14, 1999 (File No. 333-70599), and incorporated herein by reference).

       24(b)      *        Power of Attorney for David E. Mangum, John J.
                           Browne, Jr., James D. Dixon, Henry C. Duques, and
                           Lewis C. Levin.


----------

         * Filed with this Registration Statement.